EXHIBIT 21.1 LIST OF SUBSIDIARIES Jurisdiction of Name of Subsidiary Organization 1. BLUELINX CORPORATION Georgia 2. BLUELINX FLORIDA LP Florida 3. BLUELINX FLORIDA HOLDING NO. 1 INC. Georgia 4. BLUELINX FLORIDA HOLDING NO. 2 INC. Georgia 5. BLX REAL ESTATE LLC Delaware 6. CEDAR CREEK HOLDINGS, INC. Delaware 7. CEDAR CREEK LLC Delaware 8. CEDAR CREEK CORP. Delaware 9. ASTRO BUILDINGS, INC. Delaware 10. LAKE STATES LUMBER, INC. Minnesota 11. ABP AL (MIDFIELD) LLC Delaware 12. ABP CO II (DENVER) LLC Delaware 13. ABP FL (LAKE CITY) LLC Delaware 14. ABP FL (MIAMI) LLC Delaware 15. ABP FL (PENSACOLA) LLC Delaware 16. ABP FL (TAMPA) LLC Delaware 17. ABP FL (YULEE) LLC Delaware 18. ABP GA (LAWRENCEVILLE) LLC Delaware 19. ABP IA (DES MOINES) LLC Delaware 20. ABP IL (UNIVERSITY PARK) LLC Delaware

21.	ABP IN (ELKHART) LLC	Delaware
22.	ABP KY (INDEPENDENCE) LLC	Delaware
23.	ABP LA (NEW ORLEANS) LLC	Delaware
24.	ABP MA (BELLINGHAM) LLC	Delaware
25.	ABP MD (BALTIMORE) LLC	Delaware
26.	ABP ME (PORTLAND) LLC	Delaware
27.	ABP MI (GRAND RAPIDS) LLC	Delaware
28.	ABP MN (MAPLE GROVE) LLC	Delaware
29.	ABP MO (BRIDGETON) LLC	Delaware
30.	ABP MO (KANSAS CITY) LLC	Delaware
31.	ABP MO (SPRINGFIELD) LLC	Delaware
32.	ABP NC (BUTNER) LLC	Delaware
33.	ABP NC (CHARLOTTE) LLC	Delaware
34.	ABP NJ (DENVILLE) LLC	Delaware
35.	ABP NY (YAPHANK) LLC	Delaware
36.	ABP OH (TALMADGE) LLC	Delaware
37.	ABP OK (TULSA) LLC	Delaware
38.	ABP PA (STANTON) LLC	Delaware
39.	ABP SC (CHARLESTON) LLC	Delaware
40.	ABP TN (ERWIN) LLC	Delaware
41.	ABP TN (MEMPHIS) LLC	Delaware
42.	ABP TN (MADISON) LLC	Delaware
43.	ABP TX (SAN ANTONIO) LLC	Delaware

44. ABP VA (RICHMOND) LLC Delaware 45. ABP VT (SHELBURNE) LLC Delaware 46. ABP WI (WAUSAU) LLC Delaware 47. ELKHART IMH LLC Georgia 48. INDUSTRIAL REDEVELOPMENT FUND LLC Georgia